                                                                 Exhibit 4(k)(v)

(CUNA MUTUAL GROUP LOGO)

CUNA MUTUAL INSURANCE SOCIETY

                  GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER
                           WITH 10-YEAR BENEFIT PERIOD

RIDER SECTION 1.                                  DEFINITIONS
---------------------------   --------------------------------------------------
1.1  WHAT ARE THE MOST        BENEFIT ALLOCATION MODEL - one or more specific
     COMMONLY USED TERMS      investment options or purchase payment allocation
     AND WHAT DO THEY MEAN?   models that we will use to provide the guarantee
                              described by this rider. The benefit allocation
                              model selected is shown on the Rider Data Page.

                              BENEFIT BASIS - the guaranteed minimum contract value under this rider as of the expiration date for the benefit period. See Rider Section 5.2.

                              BENEFIT PERIOD - a period of time beginning on a start date and continuing until an expiration date. References to a "benefit period" include your initial benefit period, a new benefit period if you elect to step-up and any renewal benefit period(s) thereafter.

                              MONTHLY ANNIVERSARY - the same day in each month as the rider issue date.

                              RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                              RIDER ISSUE DATE - the date shown on the Rider
                              Data Page that is used to determine rider years and rider anniversaries.

                              RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                              STEP-UP ANNIVERSARY - the same day and month as the step-up date if a step-up in the benefit basis is elected as described in Rider Section 5.4.

                              STEP-UP DATE - the date on which a step-up in the benefit basis occurs, if elected, as described in Rider Section 5.4. The step-up date will be used to determine step-up anniversaries.

                              WINDOW PERIOD - the period of time that additional purchase payment(s) made may be included in the benefit basis. The window period, if any, is shown on the Rider Data Page.

RIDER SECTION 2.                              GENERAL INFORMATION
---------------------------   --------------------------------------------------
2.1  WHAT IS OUR AGREEMENT    Our agreement with you includes this rider as a
     WITH YOU?                part of the contract to which it is attached. The
                              provisions of the contract apply to this rider
                              unless they conflict with the rider. If there is a
                              conflict, the rider provision will apply. Nothing
                              in this rider is intended to override the Death of
                              Annuitant and/or Owner provisions of the contract
                              to which this

2008-GMAB-10

                              rider is attached; and in all events this rider will be interpreted in a manner consistent with
                              Section 72(s) of the Internal Revenue Code. The issue date for this rider is shown on the Rider
                              Data Page.

                              We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2  WHAT ARE THE             To be eligible for this rider the annuitant (both
     ELIGIBILITY              annuitants if joint annuitants) must be no older
     REQUIREMENTS AND         than age 85 on the rider issue date. This rider is
     BENEFITS PROVIDED BY     not available if the plan type for the policy to
     THIS RIDER?              which this rider is attached is a Beneficiary IRA.

                              Once issued, this rider provides for a guaranteed minimum accumulation benefit as described in this rider.

2.3  ARE THERE ANY            In order to provide the guarantee described by
     INVESTMENT               this rider, we require use of an available benefit
     RESTRICTIONS?            allocation model for your contract value and for
                              allocation of your net purchase payments. A
                              transfer of contract value or change in allocation
                              to an investment option other than an available
                              benefit allocation model is a violation of the
                              investment restrictions.

                              Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                   a.)  add benefit allocation models without
                                        prior notice;

                                   b.)  remove or substitute benefit allocation
                                        models; and

                                   c.)  substitute investment options within an
                                        available benefit allocation model.

                              You will be notified in advance of any
                              substitution, removal or change to a benefit allocation model that you selected.


2.4  WHAT HAPPENS IF THE      If the investment restrictions are violated during
     INVESTMENT               the minimum charge period:
     RESTRICTIONS ARE
     VIOLATED?
                                   a.)  this rider will automatically terminate
                                        on the last day of the minimum charge
                                        period as shown on the Rider Data Page;

                                   b.)  the benefit basis will be the benefit
                                        basis as of the valuation day
                                        immediately preceding the violation for
                                        the sole purpose of calculating the
                                        rider charge from the date of the
                                        violation to the date of termination;
                                        and

                                   c.)  as of the date of the violation:

                                        1.)  the guaranteed minimum accumulation
                                             benefit described in Rider Section
                                             5 will be revoked;

                                        2.)  you can not step-up the benefit
                                             basis or renew a benefit period as
                                             described in Rider Sections 5.4 and
                                             5.5; and

                                        3.)  this rider can not be converted to
                                             a Guaranteed Lifetime Withdrawal
                                             Benefit Rider as described in
                                             Section 5.6.

                              If the investment restrictions are violated on any date following completion of the minimum charge period, this rider will automatically terminate as of the date the violation occurred.

2.5  WHEN WILL THIS RIDER     Elective termination of this rider prior to the
     TERMINATE?               end of the minimum charge period is not allowed.
                              The minimum charge period is shown on the Rider
                              Data Page.

                              This rider will automatically terminate on the earliest of:

                                   a.)  the expiration date of the benefit
                                        period, unless you elect to renew the
                                        benefit period;

                                   b.)  the payout date;

                                   c.)  the date due proof of death of the
                                        annuitant (last remaining annuitant if
                                        joint annuitants) is received;

                                   d.)  the date there is a change of annuitant
                                        for any reason; or

                                   e.)  the date you surrender your contract.

                              This rider will also terminate if the investment restrictions are violated. See Rider Section 2.4.

RIDER SECTION 3.                                 RIDER CHARGES
---------------------------   --------------------------------------------------
3.1  IS THERE A CHARGE FOR    There is an annual charge for this rider. The
     THIS RIDER?              annual charge is determined by multiplying the
                              current annual rider charge (shown on the Rider
                              Data Page) by the average daily benefit basis for
                              the prior contract year. The benefit basis as of
                              each calendar day will be used to calculate the
                              average daily benefit basis for the prior contract
                              year.

                              The current annual rider charge is guaranteed not to change for the duration of the benefit period.
                              If you elect to step-up your benefit basis or renew a benefit period, the rider charge will equal the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company. The rider charge will not exceed the maximum annual rider charge shown on the Rider
                              Data Page.

                              During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                              The rider charge will also be deducted upon:

                                   a.)  full surrender of the contract;

                                   b.)  election to step-up the benefit basis;

                                   c.)  expiration of the benefit period;

                                   d.)  conversion to a Guaranteed Lifetime
                                        Withdrawal Benefit Rider;

                                   e.)  termination of the rider after
                                        expiration of the minimum charge period;

                                   f.)  payment of death proceeds; or

                                   g.)  the start of payments under an income
                                        payout option, if not on a contract
                                        anniversary.

                              Any charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

RIDER SECTION 4.                        PURCHASE PAYMENTS AND TRANSFERS
---------------------------   --------------------------------------------------
4.1  CAN YOU CHANGE THE       You may change the allocation of subsequent net
     ALLOCATION OF NET        purchase payments to one of the other available
     PURCHASE PAYMENTS?       benefit allocation models at any time, without
                              charge by written request. Any change will be
                              effective at the time we receive your written
                              request. However, your contract value at the time
                              of such request must also be transferred to the
                              benefit allocation model selected.

                              Changing allocation to an investment option other than an available benefit allocation model during a benefit period is a violation of the investment restrictions. See Rider Section 2.4, for a description of the consequences of such violation.

4.2  HOW WILL ADDITIONAL      Additional purchase payments will increase your
     PURCHASE PAYMENTS MADE   benefit basis, subject to the following
     TO YOUR CONTRACT         requirements:
     AFFECT THE BENEFIT
     BASIS?                        a.)  we must receive any additional purchase
                                        payments during the window period shown
                                        on the Rider Data Page; and

                                   b.)  the increase in your benefit basis is
                                        limited to the maximum window purchase
                                        payment amount shown on the Rider Data
                                        Page.

                              Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

                              The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily benefit basis; therefore additional purchase payments that increase your benefit basis will also increase the annual charge for this rider.

4.3  CAN CONTRACT VALUE BE    You may transfer your contract value to any
     TRANSFERRED?             benefit allocation model that we make available.

                              Transferring your contract value to an investment option other than an available benefit allocation model is a violation of the investment restrictions. See Rider Section 2.4 for a description of the consequences of such violation.

RIDER SECTION 5.                   GUARANTEED MINIMUM ACCUMULATION BENEFIT
---------------------------   --------------------------------------------------
5.1  WHAT IS THE GUARANTEED   The guaranteed minimum accumulation benefit is a
     MINIMUM ACCUMULATION     guarantee that your contract value as of the
     BENEFIT?                 expiration date for the benefit period will be at
                              least as great as the benefit basis.

5.2  HOW IS THE BENEFIT       The benefit basis as of the rider issue date is
     BASIS DETERMINED?        shown on the Rider Data Page and is equal to:

                                   a.)  your initial purchase payment if this
                                        rider is issued at the same time your
                                        contract is issued;

                                   b.)  your contract value as of the rider
                                        issue date if this rider is issued after your contract is issued; or

                                   c.) the continuation amount if this rider is issued as a result of spousal continuation.

                              The benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data Page).

5.3  HOW IS YOUR BENEFIT      If you make a partial withdrawal, your benefit
     BASIS ADJUSTED FOR       basis will be reduced by the greater of:
     PARTIAL WITHDRAWALS?
                                   a.)  the partial withdrawal amount, including
                                        associated surrender charges, if any; or

                                   b.)  the proportion of your benefit basis
                                        withdrawn. The proportion is equal to
                                        (1) divided by (2), with the result
                                        multiplied by (3), where:

                                        (1)  = the partial withdrawal amount,
                                               including associated surrender
                                               charges, if any;

                                        (2)  = the contract value immediately
                                               prior to the partial withdrawal;
                                               and

                                        (3)  = the benefit basis immediately
                                               prior to the partial withdrawal.

                              The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily benefit basis; therefore partial withdrawals that decrease your benefit basis will also decrease the annual charge for this rider.

5.4  CAN YOU STEP-UP THE      You have the option to step-up the benefit basis
     BENEFIT BASIS TO EQUAL   to equal the current contract value and begin a
     THE CURRENT CONTRACT     new benefit period on any monthly anniversary on
     VALUE?                   or following the third (3rd) rider anniversary. If
                              step-up is elected, you have the option to step-up
                              the benefit basis again on any monthly anniversary
                              on or following the third (3rd) step-up
                              anniversary.

                              You may step-up the benefit basis provided:

                                   a.)  your contract value is greater than
                                        zero;

                                   b.)  your contract value is greater than the
                                        benefit basis as of the step-up date;

                                   c.)  the benefit provided by this rider has
                                        not been revoked due to a violation of
                                        the investment restrictions

                                   d.) the annuitant is age 85 or younger as of the step-up date; and

                                   e.)  the expiration date for the new benefit
                                        period does not extend past the
                                        anticipated payout date shown on the
                                        Contract Data Page; and

                                   f.)  we receive your written request to
                                        step-up the benefit basis.

                              Step-ups will only be allowed if we are issuing new Guaranteed Minimum Accumulation Benefit Riders on the date you request a step-up. Your step-up date will be the monthly anniversary following receipt of your written request.

                              If a step-up is elected:

                                   a.)  the start date for the new benefit
                                        period is equal to the step-up date;

                                   b.)  your benefit basis will be adjusted to
                                        be equal to your contract value as of
                                        the step-up date; and

                                   c.)  the minimum charge period will start
                                        over as of the step-up date.

                              The rider charge for the new benefit period may differ from the current annual rider charge shown on the Rider Data page. We will send a new Rider
                              Data Page to you with the information that is applicable to the new benefit period.

                              The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily benefit basis; therefore electing to step-up your benefit basis will result in an increase in the annual the charge for this rider, even if the current annual rider charge shown on your Rider Data Page does not change. See Rider
                              Section 3.1.

5.5  CAN A BENEFIT PERIOD     You have the option to renew a benefit period as
     BE RENEWED?              of the expiration date provided:

                                   a.)  the expiration date for the renewal
                                        benefit period does not extend past the
                                        contract anniversary following the
                                        annuitant's 85th birthday or 10 years
                                        from the contract issue date;

                                   b.)  the benefit provided by this rider has
                                        not been revoked due to a violation of
                                        the investment restrictions;

                                   c.)  your contract value is greater than the
                                        benefit basis as of the expiration date;
                                        and

                                   d.)  your written request to renew the
                                        benefit period is received in the home
                                        office thirty (30) days prior to an
                                        expiration date.

                              If you elect to renew a benefit period:

                                   a.)  the start date for the renewal benefit
                                        period is equal to the expiration date
                                        for the prior benefit period;

                                   b.)  the benefit basis will be adjusted to
                                        equal your contract value as of the
                                        renewal date; and

                                   c.)  the minimum charge period will start
                                        over as of the renewal date.

                              The rider charge for the renewal benefit period may differ from the current annual rider charge shown on the Data Page. We will send a new Rider
                              Data Page to you with the information that is applicable to the renewal benefit period. The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily benefit basis; therefore electing to renew the benefit basis will result in an increase in the annual charge for this rider, even if the current annual rider charge shown on your Rider
                              Data Page does not change. See Rider Section 3.1

5.6  CAN THIS RIDER BE        You have the option to convert this rider by
     CONVERTED TO A           written request to a Guaranteed Lifetime
     GUARANTEED LIFETIME      Withdrawal Benefit Rider provided:
     WITHDRAWAL BENEFIT
     RIDER?                        a.)  the benefit provided by this rider has
                                        not been revoked due to a violation of
                                        the investment restrictions;

                                   b.) the annuitant is age 85 or younger as of the date of conversion; and

                                   c.)  a Guaranteed Lifetime Withdrawal Benefit
                                        Rider is available for this purpose at
                                        the time of conversion.

                              Conversion will occur on the monthly anniversary following receipt of your written request for conversion.

5.7  WHAT HAPPENS ON THE      On the expiration date, we will compare the
     EXPIRATION DATE?         benefit basis to your contract value.

                              If the benefit basis is greater than your contract value:

                                   a.)  we will add the difference to your
                                        contract value in the same proportion
                                        that the value in each investment option has to the total value; and

                                   b.)  this rider will terminate.

                              If the benefit basis is less than your contract value you may exercise one of the following options by written request, with no increase to your contract value:

                                   a.) renew the benefit period as described in Rider Section 5.5; or

                                   b.)  convert this rider to an available
                                        Guaranteed Lifetime Withdrawal Benefit
                                        Rider as of the benefit period
                                        expiration date as described in Rider
                                        Section 5.6.

                              If you do not exercise your right to renew the benefit period or convert this rider, the rider will terminate; however, your contract value will be increased. The amount of increase will be equal to all rider charges deducted during the most recent benefit period. The increase will occur on the expiration date and will be allocated pro-rata according to your purchase payment allocation designation on file.

CUNA Mutual Insurance Society


/s/ Jeff Post
President

                                 RIDER DATA PAGE       CONTRACT NUMBER: 12345678

                     GUARANTEED MINIMUM ACCUMULATION BENEFIT
                           WITH 10-YEAR BENEFIT PERIOD

ANNUITANT                               ANNUITANT'S ISSUE AGE
[John Doe]                              [35]

CO-ANNUITANT                            CO-ANNUITANT'S ISSUE AGE
[Jane Doe]                              [35]

OWNER(S)                                RIDER ISSUE DATE
[John Doe]                              [October 31, 2008]

STEP-UP DATE: [N/A or actual step-up date]

BENEFIT BASIS: [$100,000]

START DATE: [October 31, 2008]

EXPIRATION DATE: [October 31, 2018]

WINDOW PERIOD: [October 31, 2008 - October 31, 2009]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

CURRENT ANNUAL RIDER CHARGE: [0.65%]

MINIMUM CHARGE PERIOD: [October 31, 2008 - October 31, 2015]

MAXIMUM ANNUAL RIDER CHARGE: 1.75%

BENEFIT ALLOCATION MODEL:

100%   Conservative Allocation
100%   Diversified Income

CONSERVATIVE MODERATE BLEND

66%   Conservative Allocation
34%   Moderate Allocation

CONSERVATIVE I MODEL

40%   Bond
10%   High Income
18%   Large Cap Value
12%   Large Cap Growth
 5%   Mid Cap Value
 3%   Mid Cap Growth
 3%   Small Cap Value
 3%   Global Securities
 6%   International Stock

CONSERVATIVE R MODEL

 5%   Franklin Income Securities IV
10%   PIMCO VIT Global Bond Unhedged
10%   Franklin High Income IV
25%   PIMCO VIT Total Return
13%   Oppenheimer Main Street/VA Svc
16%   Van Kampen LIT Growth & Income
 4%   Van Kampen LIT Mid Cap Growth
 3%   Oppenheimer Main St Small
 3%   Mutual discovery Securities IV
 6%   Oppenheimer International Growth
 2%   AIM VI Global Real Estate
 3%   PIMCO VIT CommodityRealReturn

CONSERVATIVE C MODEL

25%   Ultra Bond
10%   Franklin High Income IV
10%   PIMCO VIT Global Bond Unhedged
 5%   PIMCO VIT Total Return
16%   Van Kampen LIT Growth & Income
10%   Large Cap Growth
 6%   Mid Cap Value
 2%   Mid Cap Growth
 2%   Oppenheimer Main St Small
 7%   International Stock
 2%   Oppenheimer International Growth
 2%   AIM VI Global Real Estate
 3%   PIMCO VIT CommodityRealReturn

CONSERVATIVE/MODERATE
I MODEL

32%   Bond
 8%   High Income
17%   Large Cap Value
14%   Large Cap Growth
 7%   Mid Cap Value
 5%   Mid Cap Growth
 4%   Small Cap Value
 4%   Global Securities
 9%   International Stock

CONSERVATIVE/MODERATE
R MODEL

 5%   Franklin Income Securities IV
 8%   PIMCO VIT Global Bond Unhedged
 8%   Franklin High Income IV
19%   PIMCO VIT Total Return
15%   Oppenheimer Main Street/VA Svc
15%   Van Kampen LIT Growth & Income
 6%   Van Kampen LIT Mid Cap Growth
 5%   Oppenheimer Main St Small
 4%   Mutual discovery Securities IV
 9%   Oppenheimer International Growth
 2%   AIM VI Global Real Estate
 4%   PIMCO VIT CommodityRealReturn

CONSERVATIVE/MODERATE
C MODEL

20%   Ultra Bond
 8%   Franklin High Income IV
 8%   PIMCO VIT Global Bond Unhedged
 4%   PIMCO VIT Total Return
16%   Van Kampen LIT Growth & Income
12%   Large Cap Growth
 7%   Mid Cap Value
 3%   Mid Cap Growth
 3%   Oppenheimer Main St Small
 8%   International Stock
 5%   Oppenheimer International Growth
 2%   AIM VI Global Real Estate
 4%   PIMCO VIT CommodityRealReturn